CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the 8-K/A filing of our report dated March 26, 2007, related to the financial statements of MaggieMoo's International, LLC.

Peacock, Condron, Anderson & Co.

Columbia, Maryland
May 1, 2007